                                                                      EXHIBIT 12

                     COMPUTER ASSOCIATES INTERNATIONAL INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                    FISCAL YEAR ENDED MARCH 31,
                                                  ---------------------------------------------------------------
                                                      1998          1997         1996         1995        1994
                                                  ------------  ------------  -----------  ----------  ----------
                                                                          (IN THOUSANDS)
EARNINGS:
  Net income (loss) before income taxes.........  $  1,874,000  $    932,000  $  (100,000) $  696,619  $  626,972
  Interest expense..............................       147,149       104,000       81,000      23,592      13,145
  Amortization of debt expense..................         3,755         3,755        2,838          88          88
  Portion of rents representative of an interest
    factor......................................        46,200        43,560       54,450      35,774      29,644
                                                  ------------  ------------  -----------  ----------  ----------
    Total earnings..............................  $  2,071,104  $  1,083,315  $    38,288  $  756,073  $  669,849
                                                  ------------  ------------  -----------  ----------  ----------
                                                  ------------  ------------  -----------  ----------  ----------

FIXED CHARGES:
  Interest expense..............................  $    147,149  $    104,000  $    81,000  $   23,592  $   13,145
  Amortization of debt expense..................         3,755         3,755        2,838          88          88
  Portion of rents representative of an interest
    factor......................................        46,200        43,560       54,450      35,774      29,644
                                                  ------------  ------------  -----------  ----------  ----------
    Total fixed charges.........................  $    197,104  $    151,315  $   138,288  $   59,454  $   42,877
                                                  ------------  ------------  -----------  ----------  ----------
                                                  ------------  ------------  -----------  ----------  ----------

RATIO OF EARNINGS TO
  FIXED CHARGES.................................         10.51          7.16         0.28       12.72       15.62
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